UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2006

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 7, 2006, one of Perry Ellis International, Inc.’s (the “Company”) subsidiaries, Tampa DC, LLC (the “Borrower”), executed a promissory note (the “Note”) in the principal amount of $15,000,000 in favor of Commercebank, N.A. (the “Lender”). The Note bears interest at the rate of 6.25% per annum for the first five years and thereafter interest will be based on a formula set forth in the Note and elected by the Borrower. The Note is payable in equal quarterly installments of principal and interest beginning on September 30, 2006 and matures on June 7, 2016.

The Note is secured by a mortgage on the Borrower’s 305,000 square foot distribution facility in Tampa, Florida. As additional security for the Borrower’s obligations under the Note, the Company executed a continuing guaranty.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibt No.	Exhibit Description
10.1	Promissory Note dated June 7, 2006 in favor Commercebank, N.A.

10.2	Mortgage and Security Agreement dated June 7, 2006 in favor Commercebank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: June 13, 2006	By:	/s/ Rosemary B. Trudeau
	Name:	Rosemary B. Trudeau
	Title:	VP Finance

Exhibit Index

Exhibit No.	Description
10.1	Promissory Note dated June 7, 2006 in favor Commercebank, N.A.

10.2	Mortgage and Security Agreement dated June 7, 2006 in favor Commercebank, N.A.